Exhibit 99.1

Company IR Contact:	IR Agency Contact:	Media Contact:
Pacific Ethanol, Inc.	Becky Herrick	Paul Koehler
916-403-2755	LHA	Pacific Ethanol, Inc.
866-508-4969	415-433-3777	916-403-2790
Investorrelations@pacificethanol.com		paulk@pacificethanol.com

Pacific Ethanol Reports First Quarter 2015 Results

o	Began production of corn oil at Madera, CA plant
o	Planned merger with Aventine Renewable Energy on pace for late Q2 2015 close

Sacramento, CA, May 11, 2015 – Pacific Ethanol, Inc. (NASDAQ: PEIX), the leading producer and marketer of low-carbon renewable fuels in the Western United States, reported its financial results for the three-months ended March 31, 2015.

Neil Koehler, the company’s president and CEO, stated: “During the first quarter of 2015, the ethanol industry was negatively impacted by lower production margins resulting from high ethanol inventory levels and volatile energy markets. As a result, we reported a first quarter 2015 net loss of $4.7 million. We have seen a solid improvement in margins so far in the second quarter, as US ethanol production has moderated while the demand for transportation fuels is strengthening. Looking forward in 2015, we are optimistic about the financial performance of the company and the industry. We began producing corn oil at our Madera facility and are close to initiating corn oil production at our Columbia plant, which will further diversify our revenues and contribute to overall margins.

“2015 is expected to be a transformational year for Pacific Ethanol as we extend our market reach through our planned merger with Aventine Renewable Energy and amplify our destination market strategy with key facilities in origin markets. In addition, as the fifth largest producer and marketer of ethanol in the United States post-merger, I am confident we will have the resources and strategy in place to drive profitable growth for years to come,” concluded Koehler.

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Financial Results for the Three Months Ended March 31, 2015

Net sales were $206.2 million for the first quarter of 2015, a decrease of 19% when compared to $254.5 million for the first quarter of 2014. The decline in net sales was attributable to a decrease in the company’s average sales price per gallon of ethanol, partially offset by an increase in production gallons sold reflecting the restart of production at the company’s Madera facility in the second quarter of 2014.

Gross loss was $1.0 million for the first quarter of 2015, compared to a gross profit of $38.5 million in the first quarter of 2014. The decline in gross profit was driven by significantly reduced production margins compared to the prior year resulting from lower ethanol prices.

Selling, general and administrative (“SG&A”) expenses were $4.9 million in the first quarter of 2015, compared to $3.7 million in the first quarter of 2014. SG&A expenses in the first quarter of 2015 include approximately $1.0 million in merger-related costs.

Operating loss for the first quarter of 2015 was $5.9 million, compared to operating income of $34.9 million for the first quarter of 2014.

Fair value adjustments for the first quarter of 2015 were $0.2 million, compared to $35.8 million for the first quarter of 2014.

Interest expense, net for the first quarter of 2015 was $1.0 million, compared to $4.4 million for the first quarter of 2014. The lower interest expense is related to a reduction in the company’s average outstanding debt balances.

Provision (benefit) for income taxes for the first quarter of 2015 was a tax benefit of $2.7 million, compared to an expense of $3.3 million for the first quarter of 2014.

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Net loss available to common stockholders for the first quarter of 2015 was $4.7 million, compared to $11.1 million for the first quarter of 2014.

Adjusted EBITDA declined to a loss of $2.7 million for the first quarter of 2015, compared to Adjusted EBITDA of $35.4 million for the first quarter of 2014.

Bryon McGregor, the company’s CFO, stated, “Cash and cash equivalents were $42.3 million at March 31, 2015, compared to $62.1 million at December 31, 2014. The reduction in cash reflects debt payments of $17.5 million and capital expenditures of $8.2 million, partially offset by cash flows from operations of $7.3 million. Going forward, we will continue to balance our debt and cash balances as we look to reduce our overall borrowing costs while exploring options to consolidate and refinance our total debt position after closing the Aventine merger.”

Q1 Results Conference Call

Management will host a conference call at 8:00 a.m. PT/11:00 a.m. ET on May 12, 2015.

Neil Koehler, Chief Executive Officer, and Bryon McGregor, Chief Financial Officer, will deliver prepared remarks followed by a question and answer session. The webcast for the call can be accessed from Pacific Ethanol’s website at www.pacificethanol.com. Alternatively, you may dial the following number up to ten minutes prior to the scheduled conference call time: (877) 847-6066. International callers should dial 00-1-(970) 315-0267. The pass code will be 32277644#.

If you are unable to participate on the live call, the webcast will be archived for replay on Pacific Ethanol’s website for one year. In addition, a telephonic replay will be available at 2:00 p.m. Eastern Time on Tuesday, May 12, 2015 through 11:59 p.m. Eastern Time on Tuesday, May 19, 2015. To access the replay, please dial (855) 859-2056. International callers should dial 00-1-(404) 537-3406. The pass code will be 32277644#.

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Use of Non-GAAP Measures

Management believes that certain financial measures not in accordance with generally accepted accounting principles (“GAAP”) are useful measures of operations. The company defines Adjusted Net Earnings as unaudited earnings before fair value adjustments and warrant inducements and gain (loss) on extinguishments of debt. The company defines Adjusted EBITDA as unaudited net income (loss) attributed to Pacific Ethanol before interest, provision for income taxes, depreciation and amortization, fair value adjustments and warrant inducements and noncash gain (loss) on extinguishments of debt. Tables are provided at the end of this release that provide a reconciliation of Adjusted Net Earnings and Adjusted EBITDA to their most directly comparable GAAP measures. Management provides these non-GAAP measures so that investors will have the same financial information that management uses, which may assist investors in properly assessing the company’s performance on a period-over-period basis. Adjusted Net Earnings and Adjusted EBITDA are not measures of financial performance under GAAP, and should not be considered alternatives to net income (loss) or any other measure of performance under GAAP, or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. Adjusted Net Earnings and Adjusted EBITDA have limitations as analytical tools and you should not consider these measures in isolation or as a substitute for analysis of the company’s results as reported under GAAP.

About Pacific Ethanol, Inc.

Pacific Ethanol, Inc. (PEIX) is the leading producer and marketer of low-carbon renewable fuels in the Western United States. Pacific Ethanol also sells co-products, including wet distillers grain ("WDG"), a nutritional animal feed. Serving integrated oil companies and gasoline marketers who blend ethanol into gasoline, Pacific Ethanol provides transportation, storage and delivery of ethanol through third-party service providers in the Western United States, primarily in California, Arizona, Nevada, Utah, Oregon, Colorado, Idaho and Washington. Pacific Ethanol has a 96% ownership interest in PE Op Co., the owner of four ethanol production facilities. Pacific Ethanol operates and manages the four ethanol production facilities, which have a combined annual production capacity of 200 million gallons. These operating facilities are located in Boardman, Oregon, Burley, Idaho, Stockton, California and Madera, California. The facilities are near their respective fuel and feed customers, offering significant timing, transportation cost and logistical advantages. Pacific Ethanol's subsidiary, Kinergy Marketing LLC, markets ethanol from Pacific Ethanol's managed plants and from other third-party production facilities, and another subsidiary, Pacific Ag. Products, LLC, markets WDG. For more information please visit www.pacificethanol.com.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements contained in this communication that refer to Pacific Ethanol’s estimated or anticipated future results or other non-historical expressions of fact are forward-looking statements that reflect Pacific Ethanol’s current perspective of existing trends and information as of the date of this communication. Forward looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “should,” “estimate,” “expect,” “forecast,” “outlook,” “guidance,” “intend,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions. Such forward-looking statements include, but are not limited to, the timing and effects of corn oil production; the ability of Pacific Ethanol to successfully balance its debt and cash balances and refinance its total debt, including Aventine’s debt; statements about the benefits of the Aventine merger, including future financial and operating results, Pacific Ethanol’s or Aventine’s plans, objectives, expectations and intentions and the expected timing of completion of the transaction. It is important to note that Pacific Ethanol’s goals and expectations are not predictions of actual performance. Actual results may differ materially from Pacific Ethanol’s current expectations depending upon a number of factors affecting Pacific Ethanol’s business, Aventine’s business and risks associated with merger transactions. These factors include, among others, adverse economic and market conditions, including for ethanol and its co-products; raw material costs, including ethanol production input costs; changes in governmental regulations and policies; and insufficient capital resources. These factors also include, among others, the inherent uncertainty associated with financial projections; restructuring in connection with, and successful closing of, the Aventine merger; subsequent integration of Aventine and the ability to recognize the anticipated synergies and benefits of the Aventine merger; the ability to obtain required regulatory approvals for the transaction (including the approval of antitrust authorities necessary to complete the acquisition), the timing of obtaining such approvals and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction; the ability to obtain the requisite Pacific Ethanol and Aventine stockholder approvals; the risk that a condition to closing the Aventine merger may not be satisfied on a timely basis or at all; the failure of the proposed transaction to close for any other reason; risks relating to the value of the Pacific Ethanol shares to be issued in the transaction; the anticipated size of the markets and continued demand for Pacific Ethanol’s and Aventine’s products; the impact of competitive products and pricing; the risks and uncertainties normally incident to the ethanol production and marketing industries; the difficulty of predicting the timing or outcome of pending or future litigation or government investigations; changes in generally accepted accounting principles; costs and efforts to defend or enforce intellectual property rights; successful compliance with governmental regulations applicable to Pacific Ethanol’s and Aventine’s facilities, products and/or businesses; changes in the laws and regulations; changes in tax laws or interpretations that could increase Pacific Ethanol’s consolidated tax liabilities; the loss of key senior management or staff; and such other risks and uncertainties detailed in Pacific Ethanol’s periodic public filings with the Securities and Exchange Commission, including but not limited to Pacific Ethanol’s “Risk Factors” section contained in Pacific Ethanol’s Form 10-K/A filed with the Securities and Exchange Commission on April 13, 2015 and from time to time in Pacific Ethanol’s other investor communications. Except as expressly required by law, Pacific Ethanol disclaims any intent or obligation to update or revise these forward-looking statements.

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Important Information for Investors and Stockholders

This communication is being made partially in respect of the proposed merger between Pacific Ethanol, Inc. and Aventine Renewable Energy Holdings, Inc. In connection with the proposed merger, Pacific Ethanol has filed with the Securities and Exchange Commission a registration statement on Form S-4 that includes a definitive joint proxy statement of Pacific Ethanol and Aventine that also constitutes a prospectus of Pacific Ethanol. The definitive joint proxy statement/prospectus will be delivered to the stockholders of Pacific Ethanol and Aventine.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

Investors and security holders may obtain free copies of the registration statement and the definitive joint proxy statement/prospectus and other documents filed with the Securities and Exchange Commission by Pacific Ethanol through the website maintained by the Securities and Exchange Commission at http://www.sec.gov. Copies of the documents filed with the Securities and Exchange Commission by Pacific Ethanol are also available free of charge on Pacific Ethanol’s internet website at www.pacificethanol.com or by contacting Pacific Ethanol’s investor relations agency, LHA, at (415) 433-3777.

Pacific Ethanol, Aventine, their respective directors and certain of their executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Pacific Ethanol is set forth in the definitive joint proxy statement/prospectus. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the definitive joint proxy statement/prospectus filed with the above-referenced registration statement on Form S-4.

A more complete description is available in the registration statement and the definitive joint proxy statement/prospectus.

- Tables Follow -

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PACIFIC ETHANOL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Three Months Ended March 31,
	2015	2014
Net sales	$206,176	$254,543
Cost of goods sold	207,163	215,998
Gross profit (loss)	(987)	38,545
Selling, general and administrative expenses	4,905	3,670
Income (loss) from operations	(5,892)	34,875
Fair value adjustments	(173)	(35,844)
Interest expense, net	(1,015)	(4,351)
Other expense, net	(129)	(227)
Loss before provision for income taxes	(7,209)	(5,547)
Provision (benefit) for income taxes	(2,700)	3,270
Consolidated net loss	(4,509)	(8,817)
Net (income) loss attributed to noncontrolling interest	129	(2,009)
Net loss attributed to Pacific Ethanol, Inc.	$(4,380)	$(10,826)
Preferred stock dividends	$(312)	$(312)
Net loss available to common stockholders	$(4,692)	$(11,138)
Net loss per share, basic and diluted	$(0.19)	$(0.69)
Weighted-average shares outstanding, basic and diluted	24,104	16,181

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PACIFIC ETHANOL, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)

(in thousands, except par value)

ASSETS	March 31, 2015	December 31, 2014
Current Assets:
Cash and cash equivalents	$42,274	$62,084
Accounts receivable, net	27,342	34,612
Inventories	17,840	18,550
Prepaid inventory	8,431	11,595
Other current assets	14,678	12,710
Total current assets	110,565	139,551
Property and equipment, net	160,179	155,302
Other Assets:
Intangible assets, net	2,678	2,786
Other assets	1,803	1,863
Total other assets	4,481	4,649
Total Assets	$275,225	$299,502

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PACIFIC ETHANOL, INC.
CONSOLIDATED BALANCE SHEETS (CONTINUED)
(unaudited)

(in thousands, except par value)

LIABILITIES AND STOCKHOLDERS’ EQUITY	March 31, 2015	December 31, 2014
Current Liabilities:
Accounts payable – trade	$14,823	$13,122
Accrued liabilities	4,230	6,203
Current portion – capital leases	2,986	4,077
Other current liabilities	800	2,045
Total current liabilities	22,839	25,447

Long-term debt, net of current portion	17,003	34,533
Capital leases, net of current portion	1,883	2,055
Warrant liabilities	2,120	1,986
Deferred tax liabilities	17,040	17,040
Other liabilities	443	459
Total Liabilities	61,328	81,520

Stockholders’ Equity:
Pacific Ethanol, Inc. Stockholders’ Equity:
Preferred stock, $0.001 par value; 10,000 shares authorized; Series A: no shares issued and outstanding as of March 31, 2015 and December 31, 2014 Series B: 927 shares issued and outstanding as of March 31, 2015 and December 31, 2014	1	1
Common stock, $0.001 par value; 300,000 shares authorized; 24,715 and 24,500 shares issued and outstanding as of March 31, 2015 and December 31, 2014, respectively	25	25
Additional paid-in capital	726,549	725,813
Accumulated deficit	(517,024)	(512,332)
Total Pacific Ethanol, Inc. Stockholders’ Equity	209,551	213,507
Noncontrolling interests	4,346	4,475
Total Stockholders’ Equity	213,897	217,982
Total Liabilities and Stockholders’ Equity	$275,225	$299,502

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Reconciliation of Adjusted Net Earnings to Net Income (Loss)

	Three Months Ended March 31,
(in thousands) (unaudited)	2015	2014
Net loss available to common stockholders	$(4,692)	$(11,138)
Adjustments:
Fair value adjustments	173	35,844
Adjusted Net Earnings	$(4,519)	$24,706

Adjusted Net Earnings per share - diluted	$(0.19)	$1.53

Weighted-average shares outstanding, diluted	24,104	16,181

Reconciliation of Adjusted EBITDA to Net Income (Loss)

	Three Months Ended March 31,
(in thousands) (unaudited)	2015	2014
Net loss attributed to Pacific Ethanol, Inc.	$(4,380)	$(10,826)
Adjustments:
Interest expense*	921	4,044
Provision for income taxes	(2,700)	3,270
Fair value adjustments	173	35,844
Depreciation and amortization expense*	3,292	3,063
Total adjustments	1,686	46,221
Adjusted EBITDA	$(2,694)	$35,395

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* Adjusted for noncontrolling interests.

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Commodity Price Performance

	Three Months Ended March 31,
(unaudited)	2015	2014
Ethanol production gallons sold (in millions)	44.6	39.8
Ethanol third party gallons sold (in millions)	91.1	73.0
Total ethanol gallons sold (in millions)	135.7	112.8

Average ethanol sales price per gallon	$1.65	$2.70
Average CBOT ethanol price per gallon	$1.50	$2.20

Corn cost – CBOT equivalent	$3.88	$4.48
Average basis	$0.93	$1.28
Delivered corn cost	$4.81	$5.76

Total co-product tons sold (1) (in thousands)	355.3	341.9
Co-product return % (2)	33.8%	34.6%

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(1)	Includes corn oil.
(2)	Co-product revenue as a percentage of delivered cost of corn

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